                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated April 14, 2000 relating to the financial statements, which appear in Titan Motorcycle Co. of America's Annual Report on Form 10-KSB for each of the two years in the period ended January 1, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
August 24, 2000